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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements
No. 33-73680, and No. 333-84724 of Callaway Golf Company, on Form S-8, of our report dated June 24, 2005, relating to the financial statements and supplemental schedules of Callaway Golf Company 401(K) Retirement Investment Plan, appearing in this Annual Report on Form 11-K of Callaway Golf Company 401(K) Retirement Investment Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
Costa Mesa, California
June 24, 2005